Exhibit 99.1

Xeris Expects to Deliver Record Fourth Quarter and Full-Year 2025 Total Revenue

Anticipates full year 2025 total revenue of $292 million, exceeding the guidance range of $285-$290 million and reflecting growth of 44% compared to the prior year

Expects fourth quarter and full year 2025 Recorlev® net revenue of $45 million and $139 million, respectively

Full-year 2025 financial results and 2026 outlook planned for March 2, 2026

CHICAGO, IL; January 8, 2026 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS) today announced unaudited preliminary financial results for the fourth quarter and fiscal year 2025, and other highlights.

"Our fourth quarter performance capped off a truly transformative 2025. Recorlev® delivered exceptional results, outperforming expectations and further strengthening the momentum our team built throughout the year,” said John Shannon, Chief Executive Officer. “When combined with the stellar contributions of Gvoke® and Keveyis®, we expect total revenue of approximately $292 million, exceeding the high end of our full-year 2025 guidance.”

Shannon continued, “As we look ahead, we are incredibly excited about the opportunities before us. We enter the year with strong commercial momentum, supported by a robust balance sheet and a clear, disciplined strategy to fuel sustained, long-term, rapid growth across the business."

Preliminary Full Year 2025 Highlights
•Recorlev® ended the year with approximately 700 patients on therapy, and our commercial expansion was executed according to plan.
•Gvoke® grew revenue more than 13% compared to the prior year.
•Keveyis® finished the year with a growing patient base and a greater number of patients on therapy compared to year-end 2024.
•Delivered positive Adjusted EBITDA in every quarter.
•Strengthened Xeris’ intellectual property portfolio with a new Orange Book-listed U.S. patent for Recorlev® and a composition of matter patent for XP-8121, reinforcing long-term protection across both commercial and pipeline assets.
•Presented long-term financial targets and a clear strategic vision to drive sustained growth and value creation during the Company’s first Analyst and Investor Day.

About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans, opportunities, and prospects for Xeris Biopharma Holdings, Inc. including statements regarding the financial outlook for 2025, including quarterly product revenue, projections regarding total revenue, patients on therapy, positive adjusted EBITDA, company performance in 2026, the potential for growth of revenue, the company’s ability to continue on its current growth trajectory, including its ability to fuel sustained long-term, rapid growth across its business, the market, demand and therapeutic potential of its products and product candidates, the potential utility of its formulation platforms, the advancement of its pipeline (including XP-8121), the timing of the release of its financial results and outlook, and other statements containing the words “achieve,” “anticipate,” “continue,” “expect,” “should,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results (including revenue and sales in the near- and long-term), performance or achievements, industry results, market opportunity and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, its and collaborators’ ability to protect its intellectual property and proprietary technology, the accuracy and completeness of its assumptions and its ability to accurately estimate future financial results and market opportunities, and general macroeconomic and geopolitical conditions, including the possibility of an economic downturn, changes in governmental priorities and resources, announced or implemented tariffs or export controls and market volatility. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (SEC), the contents of which are not incorporated by reference into, nor do they form part of, this communication. The risks described herein and in Xeris’ SEC filings are not the only risks the company faces. Additional risks and uncertainties not currently known to it or that it currently deems immaterial may also impact its business operations or financial results. You are encouraged to read its filings with the SEC, available at www.sec.gov and www.xerispharma.com, for a discussion of these and other risks and uncertainties. Forward-looking statements in this communication are based on information available to management, as of the date of this communication and, while the company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. Xeris is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com